UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 20, 2007
RTW, Inc.
(Exact name of Registrant as Specified in its Charter)
Minnesota
(State Or Other Jurisdiction Of Incorporation)

0-25508	41-1440970

(Commission File Number)	(I.R.S. Employer Identification No.)

8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN	55437

(Address Of Principal Executive Offices)	(Zip Code)
(952) 893-0403
Registrant’s Telephone Number, Including Area Code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers
Item 8.01 Other Events
Item 9.01 Financial Statements And Exhibits
SIGNATURE
Agreement and Plan of Merger
Amendment to and Termination of 1995 Employee Stock Purchase Plan
Amendment to and Termination of 1994 Stock Plan
Amendment to and Termination of 2005 Stock Plan
Form of Employment Agreement
Press Release
Quastion and Answer Fact Sheet

Items under Sections 2, 3, 4, 6 and 7 are not applicable and therefore omitted.
Item 1.01 Entry Into a Material Definitive Agreement.
On September 20, 2007, RTW, Inc., a Minnesota corporation (the “Company” or “RTW”), Rockhill Holding Company (“Rockhill”) and Rockhill Acquisition Corporation, a Minnesota corporation and wholly owned subsidiary of Rockhill (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation. Upon consummation of the Merger, the Company will become a wholly-owned subsidiary of Rockhill.
The Merger Agreement
On the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each share of Company common stock that is then outstanding (other than shares as to which dissenters’ rights have been properly exercised) will be converted into the right to receive $12.45 in cash. The Merger Agreement provides that all options to purchase Company common stock will automatically be accelerated and will become fully vested and exercisable immediately prior to the effective time of the Merger. To the extent not exercised immediately prior to the effective time, each outstanding option to purchase Company common stock will be cancelled and converted into the right to receive a cash amount equal to the excess, if any, of $12.45 over the exercise price for such option.
The Company’s board of directors has unanimously approved the Merger Agreement and has unanimously recommended that the Company’s shareholders approve and adopt the Merger Agreement.
The Company and Rockhill have made customary representations, warranties and covenants in the Merger Agreement, including, among others: (i) covenants generally requiring the Company to conduct its business prior to the closing of the Merger in the ordinary course consistent with past practice; (ii) covenants restricting the solicitation of competing acquisition proposals; and (iii) covenants relating to obtaining the required approval of the Company’s shareholders.
Consummation of the Merger is subject to customary conditions including, among other things: (i) approval by the Company’s shareholders; (ii) expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) approval of appropriate state insurance regulatory authorities. In addition to customary conditions, the following additional conditions must be satisfied before Rockhill is obligated to consummate the Merger: (i) certain RTW executives must enter into employment agreements with Rockhill (the terms of these employment arrangements are summarized under Item 5.02 below); (ii) the Company’s net ultimate liability for incurred loss and allocated loss adjustment expense (excluding inter-company loss adjusting expense) must not have materially adversely changed; (iii) the Company’s contract with Minnesota Workers’ Assigned Risk Plan must be in full force; (iv) the Company may not incur more than $2 million in transaction-related expenses in the period between signing the Merger Agreement and the closing of the Merger; and (v) the states of Minnesota, Colorado and Michigan cannot in connection with approving the Merger require any material changes in the manner in which the Company currently conducts its business.

Under the Merger Agreement, each of the Company and Rockhill has certain rights to terminate the Merger Agreement and the Merger. Upon the termination of the Merger Agreement under certain specified circumstances, the Company must pay Rockhill a termination fee of $1 million.
The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement, and these representations and warranties should not be relied on by any other person. In addition, these representations and warranties may have been qualified by disclosures made to the other parties in connection with the Merger Agreement, are subject to a materiality standard that may differ from what may be viewed as material by investors, and were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K, and is incorporated by reference herein.
On September 21, 2007, the Company and Rockhill issued a press release announcing that they had entered into the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Amendment to the Equity Plans and the ESPP
On September 20, 2007, the Company’s Board of Directors approved amendments to the Company’s 1994 Stock Plan and the 2005 Stock Plan (collectively, the “Equity Plans”) to give effect to certain provisions of the Merger Agreement.
The Board of Directors amended the Equity Plans to provide that all options outstanding under the Equity Plans will automatically be accelerated and will become fully vested and exercisable immediately prior to the effective time of the Merger. The Board of Directors also amended the Equity Plans to provide that all outstanding options under the Equity Plans at the effective time of the Merger will be cancelled and the holders of these options will receive a cash payment, in lieu of any interest in the Company’s common stock or the common stock of the other entity, equal to the number of shares underlying the options multiplied by the excess, if any, of the merger consideration over the exercise price. Under the Equity Plans, the Company may also deduct from this cash payment an amount required to be withheld by the Company with respect to income taxes with respect to the option holders. Finally, the Board of Directors amended the Equity Plans to provide that, at the effective time of such merger, the Equity Plans will be terminated and shares of the Company’s common stock no longer will be reserved for issuance under the Equity Plans. The foregoing description of the amendments to the Equity Plans does not purport to be complete and is qualified in its entirety by reference to the form of amendments to the Equity Plans attached hereto as Exhibit 10.4 and 10.5 and incorporated herein by reference.
Additionally on September 20, 2007, the Board of Directors approved amendments to the 1995 Employee Stock Purchase Plan (the “ESPP”) to provide that at the effective time of the Merger, options then outstanding under the ESPP will be cancelled and exchanged for a cash payment equal to the whole number of shares the participant would be otherwise entitled to purchase under the ESPP multiplied by the excess of $12.45 over the exercise price as determined under the ESPP.

Additionally, the current offering period of the ESPP will terminate on the earlier of (i) December 31, 2007 and (ii) immediately prior to the effective time of the Merger. The foregoing description of the amendment to the ESPP does not purport to be complete and is qualified in its entirety by reference to the amendment to the ESPP attached hereto as Exhibit 10.6 and incorporated herein by reference.
The full text of each of the Equity Plans and the ESPP immediately prior to the amendments of September 20, 2007 are incorporated herein by reference as described in Exhibits 10.1 through 10.3 of Item 9.01 to this Form 8-K.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements of Certain Officers.
Employment Agreements
Among the conditions to consummation of the Merger is that the following RTW executives execute and be able to perform under employment agreements with Rockhill following the Merger: Jeffrey B. Murphy, Alfred L. LaTendresse, Keith D. Krueger, David M. Dietz and Patricia M. Sheveland. The terms of the employment arrangements have been reviewed and approved by the Company’s Board of Directors in connection with the Board’s approval of the Merger Agreement. The employment agreements provide for a base salary, participation in a bonus program, restricted stock awards, directors and officers’ liability insurance, and participation in Rockhill’s benefits programs. Mr. Murphy will also be eligible for $2 million of term life insurance.
The following chart summarizes the basic terms of the employment arrangements.
Summary of Employment Arrangements Following the Merger

		Current	New Salary
		RTW	Following	Restricted	Bonus		Non-
		Salary	Merger	Share	Program	Term of	Competition
Executive	Title	($)	($)	Award (#)	Eligibility	Agreement	Covenant
Jeffrey B. Murphy	President, Chief Executive Officer	350,000	350,000	1,000	Yes	2 years	2 years
Alfred L. LaTendresse	Executive Vice President, Chief Financial Officer	220,000	220,000	400	Yes	1 year	1 year
Keith D. Krueger	Chief Operating Officer	205,000	205,000	600	Yes	1 year	1 year
David M. Dietz	VP-Business Development	177,000	177,000	600	Yes	1 year	1 year
Patricia M. Sheveland	VP-Product Development, Quality & Compliance	177,000	177,000	400	Yes	1 year	1 year

Under the employment agreements, if an executive’s employment terminates due to death or disability, the executive is entitled to payment of his or her base salary, and any earned or accrued benefits under the restricted stock or bonus programs, and in the case of disability, the executive and his or dependents may continue to participate in medical, dental and life insurance plans for one year. If the executive is terminated for cause, the executive receives his or her base salary through the last day of employment and payment of any earned or accrued benefits under the restricted stock or bonus programs. If the executive is terminated without cause or the executive terminates employment for good reason, then the executive is entitled to: (i) base salary for one year following termination in the case of Mr. Murphy and the greater of six months or the two weeks for each year of service for the other officers; (ii) continued participation in medical, dental and life insurance plans for one year for the executive and dependents; (iii) payment of any earned or accrued benefits under the restricted stock or bonus programs. Cause is defined as the executive’s: (i) failure to perform his or her duties, (ii) engaged in malfeasance, fraud or dishonesty, (iii) violation of company policies and practices that has a material adverse effect, (iv) material breach of the employment agreement, (v) conviction, guilty or no contest plea to a crime involving moral turpitude or a felony. Good reason means: (i) a material change in the executives duties; (ii) relocation out of Minneapolis; (iii) material breach by RTW of the employment agreement; or (iv) a change in control at Rockhill. The executives also agree that in the event of termination of employment for any reason, the executive cannot compete with Rockhill for a period of one year, except for Mr. Murphy whose non-competition covenant is for two years.
Bonus Plan
The executives are also eligible to participate in a bonus program. The bonus program is calculated and paid based on a percentage of underwriting profit. Underwriting profit is based on net earned premium less estimated ultimate losses and loss adjustment expense less other operating expenses. Bonuses are calculated at 7.5% of underwriting profit with a minimum of $750,000 and a maximum of $3 million in any calendar year to be allocated among all five of the RTW executives and other executives of Rockhill in amounts determined by Rockhill’s chief executive officer. Bonus payments are paid out over three or six year periods and bonus plan eligibility is determined by Rockhill’s President and Chief Executive Officer. For example, if the Company-wide underwriting profit for a given year were $20,000,000, then a bonus of $1,500,000 would be eligible for distribution to all plan participants.
Restricted Stock Plan
Each of the executives will also receive an award of restricted shares under Rockhill’s 2005 Restricted Stock Program. The executives will each receive an award in the amount described under each executive’s name in the chart above. The restricted shares vest after five years only if the executive remains employed with Rockhill, and Rockhill achieves performance goals related to either return on average equity or internal rate of return targets in excess of 13% and 25% respectively, in the performance period from 2008 to 2012. In the event of a change in control of Rockhill, the restricted shares vest in full. Each share of restricted stock is valued at approximately $1,000 per share and the aggregate number of shares issuable to RTW if the targets are achieved in the performance period is 3,000 shares, representing just over 2% of the total shares outstanding of Rockhill.
The foregoing descriptions of the employment agreements and restricted stock plan do not purport to be complete and are qualified in their entirety by reference to the form of employment agreement and form of Restricted Stock Plan Award Agreement attached hereto as Exhibits 10.7 and 10.8 and incorporated herein by reference.

Information Regarding Former Executive
As previously disclosed by the Company, on June 8, 2007, the employment of Mr. Thomas J. Byers, Executive Vice President – Sales and Marketing, as an officer and employee of RTW, Inc. terminated. In connection with the termination his employment, the Company agreed to continue Mr. Byers’ salary for six months and also agreed that if a transaction involving the Company occurred prior to December 31, 2007, then Mr. Byers would be entitled to an additional payment equal to the difference between his option exercise prices and the transaction price. As a result of the Merger, Mr Byers will receive a payment of $14,325 representing the difference between the exercise price of his options and the merger consideration.
Item 8.01 Other Events
Attached as Exhibit 99.2 is a Question and Answer Fact Sheet regarding the proposed acquisition of the Company by Rockhill that was used by the Company’s management to respond to questions to employees regarding the Merger.
Important Merger Information
In connection with the proposed Merger, the Company will file a proxy statement with the U.S. Securities and Exchange Commission, or SEC. Shareholders and investors are advised to read the proxy statement when it becomes available because it will contain important information about the Merger and the Company. Shareholders and investors may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s web site at www.sec.gov. Free copies of the proxy statement, once available, and the Company’s other filings with the SEC, may also be obtained from the Company at www.rtwi.com by clicking on the “Investors” tab and then following the link at “Financial Reports.” Free copies of the Company’s filings may be obtained by directing a written request to RTW, Inc., 8500 Normandale Lakes Blvd., Bloomington, Minnesota 55437, Attention: Alfred L. LaTendresse, or by telephone at (952) 893-0403.
Participants in the Solicitation
The Company and its directors, executive officers and other members of its management may be deemed to be soliciting proxies from the Company’s shareholders in favor of the Merger. Investors and shareholders may obtain more detailed information regarding the direct and indirect interests in the Merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s shareholders in connection with the merger by reading the preliminary and definitive proxy statements regarding the Merger, which will be filed with the SEC. Information about the Company’s directors and executive officers may be found in the Company’s definitive proxy statement filed with the SEC on April 27, 2007. These documents will be available free of charge once available at the SEC’s web site at www.sec.gov or by directing a request to the Company as described above.

Item 9.01 Financial Statements And Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of September 20, 2007 among Rockhill Holding Company, Rockhill Acquisition Corporation and RTW, Inc.

10.1	Amended RTW, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-127107)(August 2, 2005).

10.2	Amended RTW, Inc. 1994 Stock Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-81408)(January 25, 2002).

10.3	RTW, Inc. 2005 Stock Plan (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-127107)(June 5, 1997127107)(August 2, 2005).

10.4	Amendment to and termination of RTW, Inc. 1995 Employee Stock Purchase Plan dated September 20, 2007.

10.5	Amendment to and termination of RTW, Inc. 1994 Stock Plan dated September 20, 2007.

10.6	Amendment to and termination of RTW, Inc. 2005 Stock Plan dated September 20, 2007.

10.7	Form of Employment Agreement.

10.8	Form of Restricted Stock Grant Agreement.*

99.1	Press Release issued on September 21, 2007 by RTW, Inc. and Rockhill Holding Company.

99.2	Question and Answer Fact Sheet dated September 26, 2007 regarding Proposed Acquisition of RTW, Inc. by Rockhill Holding Company.

*	To be filed by amendment.
SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RTW, INC.

By: /s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer
Date: September 26, 2007